Exhibit 99.1

Phillips Edison – ARC Shopping Center REIT Inc. Reports Fourth Quarter and Year-End 2012 Results

CINCINNATI—(BUSINESS WIRE)—Phillips Edison – ARC Shopping Center REIT Inc. (“Phillips Edison – ARC” or the “Company”), a public, non-traded REIT focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months and year ended December 31, 2012.

“We are pleased to report that Phillips Edison-ARC experienced extremely strong results in 2012 as we saw our MFFO grow by over 300 percent to $4.3 million compared to $879,000 in 2011,” commented Jeffrey Edison, Co-Chairman of the Board and Chief Executive Officer of Phillips Edison-ARC Shopping Center REIT Inc. “This substantial growth has led to an increase in our monthly distribution from 6.5 percent to 6.7 percent to our shareholders, and has provided us with access to favorably priced debt through a credit facility led by KeyBank, which has an accordion feature that allows the facility to expand up to $250 million.”

Edison further added that, “We believe in the strength of the grocery-anchor model and continue to see a strong supply of well-occupied grocery-anchored shopping centers in the marketplace providing a strong acquisition pipeline for us to build a diversified portfolio.”

Highlights from the year ended December 31, 2012:

•     The Company generated Modified Funds from Operations (“MFFO”) of $1,860,000 and $4,295,000 during the three months and year ended December 31, 2012, respectively (see the reconciliation of net loss to MFFO below).

•     The Company paid monthly distributions totaling $1,554,000 and $3,673,000, respectively, for the three months and year ended December 31, 2012, which equate to an annualized distribution rate of 6.5 percent based on an offering price of $10.00 per share.

•     The Company acquired 19 grocery-anchored shopping centers totaling 1,901,485 square feet for an aggregate purchase price of $230.1 million, as compared to acquiring five properties containing 405,434 square feet for an aggregate purchase price of $55.9 million during the prior year ended December 31, 2011.

•     As of December 31, 2012, the Company reported leased portfolio occupancy of 95.0 percent.

•     The Company entered into a syndicated secured revolving credit facility led by KeyBank National Association (“Keybank”) with an accordion feature that allows the facility to expand up to $250 million (“Credit Facility”). This Credit Facility may be used in conjunction with the existing $10 million unsecured line of credit the Company closed with KeyBank in July 2012.  The Company will use this Credit Facility to finance the acquisition of well-occupied grocery-anchored neighborhood shopping centers having a mix of national, credit-worthy retailers selling necessity-based goods and services in strong demographic markets throughout the United States.  As of December 31, 2012, there was approximately $36.7 million outstanding under this Credit Facility.

•      The Company through a joint venture with a group of international investors advised by CBRE Investors Global Multi-Managers (“Joint Venture”) retired the mortgage loans for Lakeside Plaza and Snow View Plaza.  The loans for Lakeside Plaza and Snow View Plaza were the only loans maturing in 2012.

•     The Company reported a leverage ratio (the ratio of total debt, less cash and cash equivalents, to total real estate investments, at cost) of 48.5 percent and total portfolio weighted average interest rate of 3.58 percent as of December 31, 2012.

•     The Company issued 13.8 million shares of common stock, including the dividend reinvestment plan, generating gross proceeds of $136.1 million from inception through the year ended December 31, 2012.

Subsequent Events:

•      Subsequent to the year-end, the board of directors of the Company authorized an increase to the annualized rate of distributions.  The distribution rate increased from 6.5 percent to 6.7 percent based on a share price of $10.00 for distributions payable to shareholders of record during the months of February and March 2013.  The increased distributions began to accrue on February 1, 2013 for the distribution payable in March 2013.

•      Subsequent to the year-end, the Company eliminated the cash payment of the asset management fee to the advisor effective October 1, 2012.  Instead, the advisor will receive Class B operating partnership units in connection with the asset management services it provides, which will be issued on a quarterly basis.  The Class B units will vest to the extent shareholders receive a return of 100 percent of their capital plus an annual six percent cumulative, pre-tax, non-compounded return on the capital contributed by shareholders and if certain performance conditions are met.  For the asset management services performed by the advisor during the period from October 1, 2012 to December 31, 2012, 59,245 Class B units were issued to the advisor.  For a more detailed description of this change and the other changes made in the amended and restated advisory agreement, please refer to the “Subsequent Events” sections on pages 58 and F-20 of the Company’s Annual Report on Form 10-K as filed on March 7, 2013.

•      Subsequent to the year-end, the Company acquired eight grocery-anchored shopping centers totaling 934,621 square feet for an aggregate purchase price of $111.9 million.  The addition of these shopping centers increases the Company’s portfolio to 34 shopping centers totaling 3,424,798 square feet for an aggregate purchase price of $418.8 million.

PORTFOLIO UPDATE

As of December 31, 2012, the Company owned fee simple interests in 26 real estate properties, 20 of which the Company owned through the Joint Venture.  All of the properties below were acquired from third parties unaffiliated with the Company, its advisor, or its sub-advisor (dollars in thousands):

							Average
					Contract	Rentable	Remaining
		Ownership		Date	Purchase	Square	Lease Term		%
Property Name	Location	Interest	Anchor	Acquired	Price(1)	Footage	in Years		Leased
Lakeside Plaza	Salem, VA	54%	Kroger	12/10/2010	$8,750	82,798	4.1	years	100.0%
Snow View Plaza	Parma, OH	54%	Giant Eagle	12/15/2010	12,300	100,460	6.5	years	97.0%
St. Charles Plaza	Haines City, FL	54%	Publix	6/10/2011	10,100	65,000	9.4	years	96.3%
Centerpoint	Easley, SC	54%	Publix	10/14/2011	6,850	72,287	9.5	years	84.7%
Southampton Village	Tyrone, GA	54%	Publix	10/14/2011	8,350	77,956	8.6	years	91.9%
Burwood Village Center	Glen Burnie, MD	54%	Food Lion	11/9/2011	16,600	105,834	5.6	years	100.0%
Cureton Town Center	Waxhaw, NC	54%	Harris Teeter	12/29/2011	13,950	84,357	9.3	years	100.0%
Tramway Crossing	Sanford, NC	54%	Food Lion	2/23/2012	5,500	62,382	3.4	years	95.9%
Westin Centre	Fayetteville, NC	54%	Food Lion	2/23/2012	6,050	66,890	3.0	years	97.9%
The Village at Glynn Place	Brunswick, GA	54%	Publix	4/27/2012	11,350	111,924	7.4	years	96.2%
Meadowthorpe Shopping Center	Lexington, KY	54%	Kroger	5/9/2012	8,550	87,384	3.6	years	97.4%
New Windsor Marketplace	Windsor, CO	54%	King Soopers(2)	5/9/2012	5,550	95,877	6.6	years	90.3%
Vine Street Square	Kissimmee, FL	54%	Walmart(3)	6/4/2012	13,650	120,699	6.0	years	100.0%
Northtowne Square	Gibsonia, PA	54%	Giant Eagle	6/19/2012	10,575	113,372	7.9	years	100.0%
Brentwood Commons	Bensenville, IL	54%	Dominick's(4)	7/5/2012	14,850	125,550	6.5	years	98.1%
Sidney Towne Center	Sidney, OH	54%	Kroger	8/2/2012	4,300	118,360	6.3	years	98.5%
Broadway Plaza	Tucson, AZ	54%	Sprouts	8/13/2012	12,675	83,612	5.2	years	95.9%
Richmond Plaza	Augusta, GA	54%	Kroger	8/30/2012	19,500	178,167	5.2	years	86.5%
Publix at Northridge	Sarasota, FL	54%	Publix	8/30/2012	11,500	65,320	9.4	years	86.2%
Baker Hill Center	Glen Ellyn, IL	100%	Dominick's(4)	9/6/2012	21,600	135,355	4.7	years	96.7%
New Prague Commons	New Prague, MN	54%	Coborn's	10/12/2012	10,150	59,948	8.4	years	98.2%
Brook Park Plaza	Brook Park, OH	100%	Giant Eagle	10/23/2012	10,140	157,459	5.3	years	87.8%
Heron Creek Towne Center	North Port, FL	100%	Publix	12/17/2012	8,650	64,664	6.4	years	90.4%
Quartz Hill Towne Centre	Lancaster, CA	100%	Vons(4)	12/26/2012	20,970	110,306	4.1	years	98.1%
Hilfiker Square	Salem, OR	100%	Trader Joe's	12/28/2012	8,000	38,558	9.2	years	100.0%
Village One Plaza	Modesto, CA	100%	Raley's	12/28/2012	26,500	105,658	13.8	years	91.6%

(1)	The contract purchase price excludes closing costs and acquisition costs.
(2)	King Soopers is an affiliate of Kroger.
(3)	The anchor tenant of Vine Street Square is a Walmart Neighborhood Market.
(4)	Dominick's and Vons are affiliates of Safeway, Inc.

The terms and expirations of our operating leases vary.  The leases frequently contain provisions for the extension of the lease agreement and other terms and conditions as negotiated.  We retain substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.  The weighted-average remaining lease term of grocery anchor tenants at the properties listed above was approximately 10 years as of December 31, 2012.

FINANCIAL UPDATE

Funds from operations, or FFO, is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance.  The Company uses FFO as defined by the National Association of Real Estate Investment Trusts to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and non-controlling interests.  The Company believes that FFO is helpful to its investors and its management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate and intangibles diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, the Company’s management believes that the use of FFO, together with the required GAAP presentations, is helpful for its investors in understanding the Company’s performance.  In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, the Company believes FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  In addition, FFO will be affected by the types of investments in the Company’s targeted portfolio which will consist of, but is not limited to, grocery-anchored neighborhood and community shopping centers, first- and second-priority mortgage loans, mezzanine loans, bridge and other loans, mortgage-backed securities, collateralized debt obligations, and debt securities of real estate companies. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges are excluded from the calculation of FFO as described above, as impairments are based on estimated future undiscounted cash flows, investors are cautioned that the Company may not recover any impairment charges.  FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO.

Since FFO was promulgated, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, the Company uses modified funds from operations, or MFFO, as defined by the Investment Program Association (“IPA”).  MFFO excludes from FFO the following items:

(1)      acquisition fees and expenses;

(2)      straight-line rent amounts, both income and expense;

(3)      amortization of above- or below-market intangible lease assets and liabilities;

(4)      amortization of discounts and premiums on debt investments;

(5)      gains or losses from the early extinguishment of debt;

(6)      gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of the Company’s operations;

(7)      gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(8)      gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(9)      gains or losses related to contingent purchase price adjustments; and

(10)   adjustments related to the above items for unconsolidated entities in the application of equity accounting.

The Company believes that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after the Company’s offering and acquisition stages are complete, primarily because it excludes acquisition expenses that affect property operations only in the period in which the property is acquired.  Thus, MFFO provides helpful information relevant to evaluating the Company’s operating performance in periods in which there is no acquisition activity.

As explained below, management’s evaluation of the Company’s operating performance excludes the items considered in the calculation based on the following economic considerations.  Many of the adjustments in arriving at MFFO are not applicable to the Company.  Nevertheless, the Company explains below the reasons for each of the adjustments made in arriving at its MFFO definition.

•           Acquisition fees and expenses. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for both of these types of investments were capitalized under GAAP; however, beginning in 2009, acquisition costs related to business combinations are expensed. Both of these acquisition-related costs have been and will continue to be funded from the proceeds of the Company’s public offering and generally not from operations.  The Company believes by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company’s properties.  Acquisition fees and expenses include those paid to the advisor, the sub-advisor or third parties.

•           Adjustments for straight-line rents and amortization of discounts and premiums on debt investments.  In the proper application of GAAP, rental receipts and discounts and premiums on debt investments are allocated to periods using various systematic methodologies. This application may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance.

•           Adjustments for amortization of above or below market intangible lease assets.  Similar to depreciation and amortization of other real estate related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over time and that these charges be recognized currently in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

•           Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting and gains or losses related to contingent purchase price adjustments.  Each of these items relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated gains or losses.

•           Adjustment for gains or losses related to early extinguishment of hedges, debt, consolidation or deconsolidation and contingent purchase price.  Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations.  By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

By providing MFFO, the Company believes it is presenting useful information that also assists investors and analysts with the assessment of the sustainability of its operating performance after the offering and acquisition stages are completed.  The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry.  MFFO is useful in comparing the sustainability of the Company’s operating performance after its offering and acquisition stages are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities.  However, investors are cautioned that MFFO should only be used to assess the sustainability of the Company’s operating performance after its offering and acquisition stages are completed, as it excludes acquisition costs that have a negative effect on operating performance during the periods in which properties are acquired.  Acquisition costs also adversely affect the Company’s book value and equity.

FFO or MFFO should not be considered as an alternative to net income (loss), nor as an indication of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including its ability to fund distributions.  In particular, as the Company is currently in the acquisition phase of its life cycle, acquisition-related costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash.  MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter.  Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. The Company’s FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

The following section presents the Company’s calculation of FFO and MFFO and provides additional information related to its operations (in thousands, except per share amounts).  As a result of the timing of the commencement of the Company’s public offering and its active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented.  The Company expects revenues and expenses to increase in future periods as it raises additional offering proceeds and uses them to acquire additional investments.

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FUNDS FROM OPERATIONS AND MODIFIED FUNDS FROM OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(Unaudited)
(Amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Calculation of Funds from Operations
Net loss attributable to Company stockholders	$(1,247)	$(1,071)	$(3,346)	$(2,364)
Add:
Depreciation and amortization of real estate assets	3,015	647	8,094	1,500
Less:
Noncontrolling interest	(1,242)	(117)	(3,539)	(117)
Funds from operations (FFO)	$526	$(541)	$1,209	$(981)

Calculation of Modified Funds from Operations
Funds from operations	$526	$(541)	$1,209	$(981)
Add:
Acquisition expenses	1,565	1,011	3,981	1,751
Net amortization of above- and below-market leases	58	98	395	312
Less:
Straight-line rental income	(154)	(45)	(440)	(79)
Amortization of market debt adjustment	(153)	-	(235)	-
Noncontrolling interest	18	(124)	(615)	(124)
Modified funds from operations (MFFO)	$1,860	$399	$4,295	$879

To view complete details of the Company’s performance for the year ended December 31, 2012, and to find more information about the Company’s MFFO, please refer to the Company’s Annual Report on Form 10-K as filed on March 7, 2013.

About Phillips Edison – ARC Shopping Center REIT Inc.

Phillips Edison-ARC Shopping Center REIT, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood and community shopping centers having a mix of solid national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States.  The REIT is co-sponsored by two industry leaders:  Phillips Edison & Company, which has acquired over $1.8 billion in shopping centers throughout the United States, and AR Capital, a real estate investment program sponsor dedicated to governance best practices.  As of March 7, 2013, Phillips Edison-ARC owned, directly or indirectly through a joint venture in which it has a controlling interest, and managed an institutional quality retail portfolio consisting of 34 grocery-anchored shopping centers totaling 3,424,798 square feet.   For more information on the company, please visit the website at www.phillipsedison-arc.com.

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect,” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

Contacts

Tony DeFazio, 484-342-3600

Diccicco Battista Communications

tdefazio@dbcworks.com

or

Phillips Edison – ARC Shopping Center REIT Inc.

Jennifer Weingartner, Director of Investor Relations, 513-619-5058

jweingartner@phillipsedison.com